Exhibit (23)-3

                      Consent of Independent Accountants

   As independent public accountants, we hereby consent to the use of our reports for the years ended December 31, 1992 and 1993 (and to all references to our Firm) included in or made a part of this S-4 registration statement.

                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 6, 1995

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